EXHIBIT 99.1

SP Plus Corporation to Release Third Quarter 2023 Results on November 1, 2023

CHICAGO, Oct. 26, 2023 (GLOBE NEWSWIRE) -- SP Plus Corporation (NASDAQ: SP) today announced that it expects to release third quarter 2023 earnings on Wednesday, November 1, 2023, after the close of market.

On October 5, 2023, SP announced the acquisition of SP Plus Corporation for $1.5 billion by Metropolis Technologies, Inc. In light of the pending acquisition, SP Plus will not be hosting an earnings conference call.

About SP+

SP+ blends industry-leading technology and best-in-class operations to deliver mobility solutions that enable the efficient movement of people, vehicles and personal belongings. The Company is committed to elevating the consumer experience while meeting the objectives of its diverse clients across North America and Europe. For more information, visit www.spplus.com.

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ADVISIRY PARTNERS	ADVISIRY PARTNERS
(212) 661-2220	(212) 750-5800
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